Exhibit 99.2

Exhibit 99.2 Item 5(c)  Transactions in Common Stock

Name	Date	Number of Shares	Transaction	Price/Share
667, L.P.	7/14/2026	261,368	Sale	$102.50
Baker Brothers Life Sciences, L.P.	7/14/2026	2,838,632	Sale	$102.50